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                                 EXHIBIT 99.9

                 Stock Option Agreement - Charles A. Laverty









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                          CORAM HEALTHCARE CORPORATION
                             STOCK OPTION AGREEMENT


                 STOCK OPTION AGREEMENT made this 28th day of July 1994 by and between Coram HealthCare Corporation, a Delaware corporation (the
"Corporation"), and Charles A. Laverty ("Optionee").

                                  WITNESSETH:

RECITALS

                 A. The Corporation's Board of Directors (the "Board") has adopted, and the stockholders have approved, the Corporation's 1994 Stock Option/Stock Issuance Plan (the "Plan") for the purpose of attracting and retaining the services of key employees (including officers and directors), non-employee Board members and consultants and other independent advisors.

                 B. Optionee is an individual who is to render valuable services to the Corporation or one or more parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to purchase shares of the Corporation's common stock ("Common Stock").

                 NOW, THEREFORE, it is hereby agreed as follows:

                 1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of July 28, 1994 (the "Grant Date"), a Non-Statutory Stock Option to purchase up to 100,000 shares of Common Stock (the "Option Shares"). Such Option Shares shall be purchasable from time to time during the option term at an exercise price of Eleven Dollars ($11.00) per share (the "Exercise Price").

                 2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall expire at the close of business on July 27, 2004 (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 5.

                 3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than a transfer effected by will or by the laws of descent anddistribution following Optionee's death, and may be exercised, during Optionee's lifetime, only by Optionee.





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                 4.       DATES OF EXERCISE. This option shall be immediately
exercisable for all the Option Shares and may be exercised for any or all of the Option Shares as fully-vested shares at any time prior to the specified Expiration Date or the sooner termination of the option term under Paragraph 5.

                 5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

                          a.      Should Optionee cease Service for any reason
other than death or permanent disability while this option remains outstanding, then Optionee shall have a six (6)-month period measured from the date of such cessation of Service in which to exercise this option for any or all of the Option Shares at the time subject to this option. Upon the expiration of such six (6)-month period or (if earlier) upon the specified Expiration Date, this option shall terminate and cease to remain outstanding for any Option Shares for which this option has not otherwise been exercised.

                          b.      Should Optionee die while in Service or
within the six (6)-month period following his cessation of Service, then the personal representative of Optionee's estate or the person or persons to whom this option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise the option for any or all of the Option Shares at the time subject to this option. Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (i) the first anniversary of the date of Optionee's death or (ii) the Expiration Date.

                          c.      Should Optionee become permanently disabled
and cease by reason thereof to remain in Service at any time during the option term, then Optionee shall have a twelve (12)-month period commencing with the date of such cessation of Service in which to exercise this option for any or all of the Option Shares at the time subject to this option.

                          d.      During the limited period of post-Service
exercisability applicable pursuant to Paragraphs 5.a through 5.c, this option may not be exercised in the aggregate for more than the number of Option Shares subject to this option at the time of Optionee's cessation of Service.

                          e.      In the event of a Corporate Transaction (as
defined in Paragraph 6), the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this Paragraph 5.





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                          f.      For purposes of this Agreement:

                          - Optionee shall be deemed to remain in SERVICE for so long as such individual performs services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor.

                          - Optionee shall be considered to be an EMPLOYEE for so long as such individual performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

                          - Optionee shall be deemed to be PERMANENTLY DISABLED and to have incurred a PERMANENT DISABILITY if Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

                        - A corporation shall be considered to be a SUBSIDIARY of the Corporation if it is a member of an unbroken chain of corporations which begins with the Corporation, provided each such corporation in the unbroken chain (other than the last corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                        - A corporation shall be considered to be a PARENT of the Corporation if it is a member of an unbroken chain of corporations ending with the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 6.       CORPORATE TRANSACTION.

                          a.      In the event of any of the following
stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

                               (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal





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         purpose of which is to change the state in which the Corporation is incorporated,

                              (ii)         the sale, transfer or other
         disposition of all or substantially all of the assets of the Corporation (including the capital stock of the Corporation's subsidiary corporations) in complete liquidation or dissolution of the Corporation, or

                             (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, this option may, immediately prior to the specified
effective date for the Corporate Transaction, be exercised for all or any portion of the Option Shares at the time subject to this option. To the extent not so exercised, this option shall be assumed by the successor corporation in the Corporate Transaction and shall remain exercisable for such Option Shares, whether or not Optionee continues in Service, until the earlier of (i) the specified Expiration Date or (ii) the surrender of this option under Paragraph 19.

                          b.      This Agreement shall not in any way affect
the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                 7.       ADJUSTMENT IN OPTION SHARES.

                          a.      In the event any change is made to the Common
Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Corporation's receipt of consideration, the Plan Administrator shall make appropriate adjustments to (i) the number and/or class of securities subject to this option and (ii) the Exercise Price payable per share in order to prevent any dilution or enlargement of benefits hereunder. Such adjustments shall be final, binding and conclusive.

                          b.      Upon the assumption of this option in
connection with any Corporate Transaction under Paragraph 6, this option shall be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be





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made to the Exercise Price payable per share, provided the aggregate Exercise
Price payable hereunder shall remain the same.

                 8. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the option and paid the Exercise Price for the purchased Option Shares.

                 9.       MANNER OF EXERCISING OPTION.

                          a.      In order to exercise this option with respect
to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                               (i)         Deliver to the Secretary of the
         Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares which are to be purchased under the exercised option.

                              (ii) Pay the aggregate Exercise Price for the purchased shares through one or more of the following alternatives:

                                        (A)     full payment in cash or by
                 check made payable to the Corporation's order;

                                        (B)     full payment in shares of
                 Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined below);

                                        (C)     full payment in a combination
                 of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

                                        (D)     full payment effected through a
                 broker-dealer sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable written instructions to (1) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale





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                 proceeds available on the settlement date,
                 sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld in connection with such purchase and (2) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                             (iii)         Furnish to the Corporation
         appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                          b.      For purposes of Paragraph 9.a and for all
other valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on the date in question on the New York Stock Exchange, as such price is reported on the composite tape of transactions on such exchange. If there is no reported closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                          c.      The Exercise Date shall be the date on which
the executed Exercise Notice is delivered to the Secretary of the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Exercise Price for the purchased shares must accompany such notice.

                          d.      As soon as practical after the Exercise Date,
the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate or certificates representing the purchased Option Shares.

                          e.      In no event may this option be exercised for
any fractional shares.

                 10. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                 11. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of Common Stock may be listed for trading at the time of such exercise and issuance.





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                 12.      SUCCESSORS AND ASSIGNS.  Except to the extent
otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.

                 13.      LIABILITY OF CORPORATION.

                          a.      If the Option Shares covered by this
Agreement exceed, as of the Grant Date, the number of shares which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless stockholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of Section II of Article Six of the Plan.

                          b.      The inability of the Corporation to obtain
approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation however, shall use its best efforts to obtain all such approvals.

                 14.      NO EMPLOYMENT/SERVICE CONTRACT.

                          a.      Nothing in this Agreement or in the Plan
shall confer upon Optionee any right to continue in the Service of the Corporation (or any parent or subsidiary employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any such parent or subsidiary) or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

                          b.      This Agreement shall not in any way be
construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

                 15. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporation's principal offices at 4675 MacArthur Court, Suite 1250, Newport Beach, California, 92660. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S.





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mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

                 16. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

                 17. WITHHOLDING. Optionee shall make appropriate arrangements with the Corporation or any parent or subsidiary employing Optionee for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the exercise of this option.

                 18.      LIMITED STOCK APPRECIATION RIGHT.

                          a.      Provided this option has been outstanding for
at least six (6) months prior to the occurrence of a Hostile Take-Over, Optionee shall have an unconditional right (exercisable during the thirty
(30)-day period immediately following the consummation of such Hostile Take-Over) to surrender this option to the Corporation in exchange for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the Option Shares at the time subject to this option over
(ii) the aggregate Exercise Price payable for such shares.

                          b.      To exercise such limited stock appreciation
right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with written notice of the option surrender in which there is specified the number of Option Shares as to which the option is being surrendered. Such notice must be accompanied by the return of Optionee's copy of this Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) days following such delivery date, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled with respect to the shares subject to the surrendered option (or the surrendered portion thereof), and Optionee shall cease to have any further right to acquire those Option Shares. In the event this option is surrendered for only a portion of the Option Shares, the Corporation shall issue a new stock option agreement (substantially in the form of this Agreement) for the balance of the Option Shares.

                          c.      Such limited stock appreciation right shall
in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee.





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                          d.      For purposes of this Paragraph 19, the
 following definitions shall be in effect:

                          A HOSTILE TAKE-OVER shall be deemed to occur in the event of a change in ownership of the Corporation effected through the following transaction:

                                       (i)         the direct or indirect
         acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 (the "1934 Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept,and

                                       (ii)        more than fifty percent
         (50%) of the acquired securities are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

                          The TAKE-OVER PRICE per share shall be deemed to be equal to the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over, as determined in accordance with the valuation provisions of Paragraph 10.b, or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over.





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                 19.      PLAN SUMMARY AND PROSPECTUS.  Optionee hereby
acknowledges receipt of a copy of the official Plan Summary and Prospectus attached hereto as Exhibit II. A copy of the Plan is also available upon request made to the Corporate Secretary at the Corporation's principal offices at 4675 MacArthur Court, Suite 1250, Newport Beach, California, 92660.

                 IN WITNESS WHEREOF, CORAM HEALTHCARE CORPORATION has caused this Stock Option Agreement to be executed on its behalf by its duly-authorized officer, and Charles A. Laverty has executed this Stock Option Agreement on his behalf, all as of the date first written above.


                                          CORAM HEALTHCARE CORPORATION

                                          By: ________________________________

                                          Title: _____________________________



                                           __________________________________
                                                   CHARLES A. LAVERTY

                                          Address: _________________________


ATTACHMENTS:

EXHIBIT I:       NOTICE OF EXERCISE
EXHIBIT II:      PLAN SUMMARY AND PROSPECTUS





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                                   EXHIBIT I
                       NOTICE OF EXERCISE OF STOCK OPTION


                 I hereby notify Coram Healthcare Corporation (the "Corporation") that I elect to purchase __________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of Eleven Dollars ($11.00) per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1994 Stock Option/Stock Issuance Plan on July 28, 1994.

                 Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Exercise Price for the Purchased Shares.

_________________________, 199__
Date
                                          ___________________________________
                                          Optionee

                                          Address: __________________________

                                          ___________________________________

Print name in exact manner
it is to appear on the
stock certificate:                        ___________________________________

Address to which certificate
is to be sent, if different
from address above:                       ___________________________________

                                          ___________________________________


Social Security Number:                   ___________________________________

Employee Number:                          ___________________________________





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                                   EXHIBIT II

                          PLAN SUMMARY AND PROSPECTUS





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                                EXHIBIT 99.10

                   Stock Option Agreement - Tommy H. Carter

                          CORAM HEALTHCARE CORPORATION
                             STOCK OPTION AGREEMENT
                              FOR TOMMY H. CARTER


                 STOCK OPTION AGREEMENT made this 28th day of July 1994 by and between Coram Healthcare Corporation, a Delaware corporation (the
"Corporation"), and Tommy H. Carter (the "Optionee").

                                  WITNESSETH:

RECITALS

                 A. The Corporation's Board of Directors (the "Board") has adopted, and the stockholders have approved, the Corporation's 1994 Stock Option/Stock Issuance Plan (the "Plan") for the purpose of attracting and retaining the services of key employees (including officers and directors), non-employee Board members and consultants and other independent advisors.

                 B. Optionee is an individual who is to render valuable services to the Corporation or one or more parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to purchase shares of the Corporation's common stock ("Common Stock").

                 NOW, THEREFORE, it is hereby agreed as follows:

                 1.       GRANT OF OPTION.

                          a.      Subject to and upon the terms and conditions
set forth in this Agreement, the Corporation hereby grants to Optionee, as of July 28, 1994 (the "Grant Date"), a Non-Statutory Stock Option to purchase up to 94,500 shares of Common Stock (the "Option Shares"). Such Option Shares shall be purchasable from time to time during the option term at an exercise price of Eleven Dollars ($11.00) per share (the "Exercise Price").

                          b.      This option is granted to Optionee in full
and complete cancellation of Optionee's pre-existing contractual right to receive an option grant in September 1994 to purchase 150,000 shares of the common stock of T2 Medical, Inc., the Corporation's wholly-owned subsidiary. The option grant commitment was made to Optionee at a time when T2 Medical, Inc. was still a publicly-owned corporation, and Optionee hereby accepts this option in lieu of such grant and hereby relinquishes any and all rights Optionee may otherwise have to receive the T2 Medical, Inc. stock option grant.





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                 2.       OPTION TERM.  This option shall have a maximum term
of ten (10) years measured from the Grant Date and shall expire at the close of business on July 27, 2004 (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 5.

                 3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than a transfer effected by will or by the laws of descent and distribution following Optionee's death, and may be exercised, during Optionee's lifetime, only by Optionee.

                 4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in a series of three (3) equal and successive annual installments upon Optionee's completion of each year of Service over the three (3)-year period measured from the Grant Date. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5. In no event shall this option become exercisable for any additional Option Shares following Optionee's cessation of Service.

                 5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

                          a.      Upon Optionee's cessation of Service for any
reason other than death or permanent disability, this option shall immediately terminate and cease to remain outstanding for any Option Shares for which it is not otherwise at that time exercisable.

                          b.      Should Optionee cease to remain in Service
for any reason other than death or permanent disability while this option remains outstanding, then Optionee shall have a six (6)-month period measured from the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date. Upon the expiration of such six (6)-month period or (if earlier) upon the specified Expiration Date, this option shall terminate and cease to remain outstanding for any exercisable Option Shares for which this option has not otherwise been exercised.

                          c.      Should Optionee die within the six (6)-month
period following his cessation of Service, then the personal representative of Optionee's estate or the person or persons to whom this option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise the option for any or all of the Option Shares for which this option is exercisable at the time of Optionee's cessation of Service. Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (i) the first anniversary of the date of Optionee's death or (ii) the Expiration Date.





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                          d.      Should Optionee die or become permanently
disabled while in Service, then this option shall immediately become exercisable for all of the Option Shares at the time subject to this option, and Optionee shall have a twelve (12)-month period commencing with the date of such cessation of Service in which to exercise this option for any or all of those Option Shares as fully-vested shares. In no event, however, may this option be exercised at any time after the specified Expiration Date. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to remain outstanding.

                          e.      During the limited period of post-Service
exercisability applicable pursuant to Paragraphs 5.b through 5.d, this option may not be exercised in the aggregate for more than the number of Option Shares (if any) for which this option is, at the time of Optionee's cessation of Service, exercisable in accordance with the normal exercise provisions of Paragraph 4 or the special acceleration provisions of Paragraph 5.d, 6 or 7.

                          f.      Optionee shall be deemed to remain in SERVICE
for so long as Optionee continues to render periodic services to the Corporation or any parent or subsidiary corporation, whether as a member of the board of directors or an independent consultant or other non-employee advisor.

                          g.      A corporation shall be considered to be a
SUBSIDIARY corporation of the Corporation if it is a member of an unbroken chain of corporations beginning with the Corporation, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                          h.      A corporation shall be considered to be a
PARENT corporation of the Corporation if it is a member of an unbroken chain ending with the Corporation, provided each such corporation in the chain (other than the Corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                          i.      Optionee shall be deemed to be PERMANENTLY
DISABLED if Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

                          j.      In the event of a Corporate Transaction (as
defined in Paragraph 6) or Change in Control (as defined in Paragraph 7), the provisions of Paragraphs 6 and 7.a shall govern the period for which this option shall remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this Paragraph 5.





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                 6.       CORPORATE TRANSACTION.

                          a.      In the event of any of the following
stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

                               (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

                              (ii)         the sale, transfer or other
         disposition of all or substantially all of the assets of the Corporation (including the capital stock of the Corporation's subsidiary corporations) in complete liquidation or dissolution of the Corporation, or

                             (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, this option shall, immediately prior to the specified
effective date for the Corporate Transaction, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully vested shares. The option as accelerated shall be assumed by the successor corporation in the Corporate Transaction and shall remain exercisable for such fully vested Option Shares, whether or not Optionee continues in Service, until the earlier of (i) the specified Expiration Date or (ii) the surrender of this option under Paragraph 19.

                          b.      This Agreement shall not in any way affect
the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                 7.       CHANGE IN CONTROL.

                          a.      This option shall, immediately prior to the
effective date of a Change in Control, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully vested shares. This option shall remain exercisable for such fully vested Option Shares, whether or not Optionee continues in Service, until the earlier of (i) the specified Expiration Date or
(ii) the surrender of this option under Paragraph 19.





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                          b.      A CHANGE IN CONTROL shall be deemed to occur
for purposes of this Paragraph 7 in the event of a change in ownership or control of the Corporation effected through either of the following transactions:

                          - the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 (the "1934 Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                          - a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                 8.       ADJUSTMENT IN OPTION SHARES.

                          a.      In the event any change is made to the Common
Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Corporation's receipt of consideration, the Plan Administrator shall make appropriate adjustments to (i) the number and/or class of securities subject to this option and (ii) the Exercise Price payable per share in order to prevent any dilution or enlargement of benefits hereunder. Such adjustments shall be final, binding and conclusive.

                          b.      Upon the assumption of this option in
connection with any Corporate Transaction under Paragraph 6, this option shall be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate Exercise Price payable hereunder shall remain the same.





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                 9.       PRIVILEGE OF STOCK OWNERSHIP.  The holder of this
option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the option and paid the Exercise Price for the purchased Option Shares.

                 10.      MANNER OF EXERCISING OPTION.

                          a.      In order to exercise this option with respect
to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                               (i)         Deliver to the Secretary of the
         Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares which are to be purchased under the exercised option.

                              (ii) Pay the aggregate Exercise Price for the purchased shares through one or more of the following alternatives:

                                        (A)     full payment in cash or by
                 check made payable to the Corporation's order;

                                        (B)     full payment in shares of
                 Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined below);

                                        (C)     full payment in a combination
                 of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

                                        (D)     full payment effected through a
                 broker-dealer sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable written instructions to (1) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld in connection with such purchase and (2) the





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                  Corporation to deliver the certificates for the purchased
                  shares directly to such brokerage firm in order to complete the sale transaction.

                             (iii)         Furnish to the Corporation
         appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                          b.      For purposes of Paragraph 10.a and for all
other valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on the date in question on the New York Stock Exchange, as such price is reported on the composite tape of transactions on such exchange. If there is no reported closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                          c.      The Exercise Date shall be the date on which
the executed Exercise Notice is delivered to the Secretary of the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Exercise Price for the purchased shares must accompany such notice.

                          d.      As soon as practical after the Exercise Date,
the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate or certificates representing the purchased Option Shares.

                          e.      In no event may this option be exercised for
any fractional shares.

                 11. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                 12. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of Common Stock may be listed for trading at the time of such exercise and issuance.

                 13. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.





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                 14.      LIABILITY OF CORPORATION.

                          a.      If the Option Shares covered by this
Agreement exceed, as of the Grant Date, the number of shares which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless stockholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of Section II of Article Six of the Plan.

                          b.      The inability of the Corporation to obtain
approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation however, shall use its best efforts to obtain all such approvals.

                 15. NO IMPAIRMENT OF RIGHTS. This Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to terminate Optionee's Service at any time in accordance with the provisions of applicable law.

                 16. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporation's principal offices at 1125 17th Street, Suite 1500, Denver, Colorado 80202. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

                 17. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

                 18. WITHHOLDING. Optionee shall make appropriate arrangements with the Corporation or any parent or subsidiary employing Optionee for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the exercise of this option.





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                 19.      LIMITED STOCK APPRECIATION RIGHT.

                          a.      Provided this option has been outstanding for
at least six (6) months prior to the occurrence of a Hostile Take-Over, Optionee shall have an unconditional right (exercisable during the thirty
(30)-day period immediately following the consummation of such Hostile Take-Over) to surrender this option to the Corporation in exchange for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the Option Shares at the time subject to this option (whether or not the option is otherwise exercisable for those Option Shares) over (ii) the aggregate Exercise Price payable for such shares.

                          b.      To exercise such limited stock appreciation
right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with written notice of the option surrender in which there is specified the number of Option Shares as to which the option is being surrendered. Such notice must be accompanied by the return of Optionee's copy of this Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) days following such delivery date, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled with respect to the shares subject to the surrendered option (or the surrendered portion thereof), and Optionee shall cease to have any further right to acquire those Option Shares. In the event this option is surrendered for only a portion of the Option Shares, the Corporation shall issue a new stock option agreement (substantially in the form of this Agreement) for the balance of the Option Shares.

                          c.      Such limited stock appreciation right shall
in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee.

                          d.      For purposes of this Paragraph 19, the
following definitions shall be in effect:

                          A HOSTILE TAKE-OVER shall be deemed to occur in the event of a change in ownership of the Corporation effected through the following transaction:

                                       (i)         the direct or indirect
         acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934
         Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the





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         Corporation's stockholders which the Board does not recommend such stockholders to accept,and

                                       (ii)        more than fifty percent
         (50%) of the acquired securities are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

                          The TAKE-OVER PRICE per share shall be deemed to be equal to the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over, as determined in accordance with the valuation provisions of Paragraph 10.b, or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over.

                 20. PLAN SUMMARY AND PROSPECTUS. Optionee hereby acknowledges receipt of a copy of the official Plan Summary and Prospectus attached hereto as Exhibit II. A copy of the Plan is also available upon request made to the Corporate Secretary at the Corporation's principal offices at 1125 17th Street, Suite 1500, Denver, Colorado 80202.

                 IN WITNESS WHEREOF, CORAM HEALTHCARE CORPORATION has caused this Stock Option Agreement to be executed on its behalf by its duly-authorized officer, and Tommy H. Carter has executed this Stock Option Agreement on his behalf, all as of the date first written above.


                                               CORAM HEALTHCARE CORPORATION

                                               By: ____________________________

                                               Title: _________________________



                                               ________________________________
                                                        TOMMY H. CARTER

                                               Address: _______________________

                                               ________________________________


ATTACHMENTS:

EXHIBIT I:       NOTICE OF EXERCISE
EXHIBIT II:      PLAN SUMMARY AND PROSPECTUS





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                                   EXHIBIT I
                       NOTICE OF EXERCISE OF STOCK OPTION


                 I hereby notify Coram Healthcare Corporation (the "Corporation") that I elect to purchase __________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of Eleven Dollars ($11.00) per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1994 Stock Option/Stock Issuance Plan on July 28, 1994.

                 Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Exercise Price for the Purchased Shares.


__________________________________, 199__
Date

                                             __________________________________
                                             Optionee

                                             Address: _________________________

                                             __________________________________

Print name in exact manner
it is to appear on the
stock certificate:                           __________________________________

Address to which certificate
is to be sent, if different
from address above:                          __________________________________

                                             __________________________________


Social Security Number:                      __________________________________

Employee Number:                             __________________________________





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
                                   EXHIBIT II

                          PLAN SUMMARY AND PROSPECTUS





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